EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Section 1350 of Chapter 63 of Title 18 of the United States of America Code (18 U.S.C. §1350), Robert K.Eulau, Chief Executive Officer of Sanmina Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.
The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of November 13, 2017.

//s/ ROBERT K. EULAU
Robert K. Eulau
Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Sanmina Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.